EXHIBIT 77I
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information regarding Preferred Shares of Treasury Cash Fund, Government Cash Fund and Cash Fund, each a series of Monarch Funds filed pursuant to Section 497(c) via EDGAR on July 13, 2001, accession number 0001004402-01-500139 are incorporated by reference.